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                                      NOTE


EXECUTED AS OF THE 4TH DAY OF                                     NO.___________
DECEMBER, 1995 AT CHICAGO, ILLINOIS.

AMOUNT: $10,000,000


     FOR VALUE RECEIVED, the Undersigned promises to pay to the order of LASALLE NATIONAL BANK (hereinafter, together with any holder hereof, called "BANK"), at the main office of the Bank, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) plus the aggregate unpaid principal amount of all advances made by Bank to the Undersigned pursuant to and in accordance with Paragraph 2 of the Loan Agreement (as hereinafter defined) in excess of such amount, or, if less, the aggregate unpaid principal amount of all advances made by Bank to the Undersigned pursuant to and in accordance with Paragraph 2 of the Loan Agreement. The Undersigned further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

     This Note is referred to in and was delivered pursuant to that certain Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, dated as of December 4, 1995, between Bank and the Undersigned (the "LOAN AGREEMENT"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such term in the Loan Agreement.

     The outstanding principal balance of the Undersigned's liabilities to Bank under this Note shall be payable pursuant to the terms of the Loan Agreement.

     The Undersigned hereby authorizes the Bank to charge any account of the Undersigned for all sums due and payable hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Undersigned under this Demand Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Bank may lawfully charge the Undersigned, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Undersigned.

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     The principal and all accrued interest hereunder may be prepaid by the
Undersigned, in part or in full, at any time; provided, however, that if the Undersigned prepays all of the Liabilities prior to the end of the Original Term or any Renewal Term, the Undersigned shall pay a prepayment fee as provided in the Loan Agreement.

     The Undersigned waives the benefit of any law that would otherwise restrict or limit Bank in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Bank to the Undersigned. The Undersigned waives every defense, counterclaim or setoff which the Undersigned may now have or hereafter may have to any action by Bank in enforcing this Note and/or any of the other Liabilities, or in enforcing Bank's rights in the Collateral and ratifies and confirms whatever Bank may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Bank shall not be liable for any error in judgment or mistakes of fact or law.

     The Undersigned, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank's rights hereunder.

     The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the Undersigned and the Undersigned's successors and assigns. If this Note contains any blanks when executed by the Undersigned, the Bank is hereby authorized, without notice to the Undersigned, to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note.

     To induce Bank to make the loan evidenced by this Note, the Undersigned irrevocably agrees that, subject to Bank's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS NOTE, THE LOAN AGREEMENT OR ANY OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. THE UNDERSIGNED HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. The Undersigned hereby irrevocably appoints

                                       -2-

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and designates CT Corporation System, with offices on the date hereof at 208
South LaSalle Street, Chicago, Illinois 60604 (or any other person having and maintaining a place of business in such state whom the Undersigned may from time to time hereafter designate upon ten (10) days written notice to Bank and who Bank has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Bank agreeing to act as such attorney and agent), as the Undersigned's true and lawful attorney and duly authorized agent for acceptance of service of legal process. The Undersigned agrees that service of such process upon such person shall constitute personal service of such process upon the Undersigned. THE UNDERSIGNED HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THE UNDERSIGNED BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

     As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

                                        [SIGNATURE PAGE FOLLOWS]

                                       -3-

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     IN WITNESS WHEREOF, the Undersigned has executed this Note as of the date above set forth.



                         JAY JACOBS, INC., a Washington corporation


                         By:   /s/ WILLIAM L. LAWRENCE, JR.
                              _________________________________
                         Name:     William L. Lawrence, Jr.
                         Title:    Vice President

                         Address:  1530 Fifth Avenue
                                   Seattle, WA 98101
==============================================================================

FOR BANK USE ONLY

Officer's Initials:  __________
Approval: __________